UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 20, 2010

Congaree Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

333-131931	20-3863936
(Commission File Number)	(IRS Employer Identification No.)

1201 Knox Abbott Drive, Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

(803) 794-2265

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                             Compensatory Arrangements of Certain Officers.

On October 20, 2010, Congaree Bancshares, Inc. (the “Company”) and its wholly owned subsidiary bank, Congaree State Bank (the “Bank”) (together, the “Employer”) entered into an employment contract with Charles A. Kirby, President and Chief Executive Officer of the Employer.  The employment agreement became effective October 20, 2010 for a term of three years.

On the third anniversary of the effective date of the employment agreement, the term of the employment agreement will be automatically extended for an additional one year period beyond the then effective expiration date unless written notice from the Employer or Mr. Kirby is received 6 months prior to the anniversary date advising the other that the employment agreement shall not be further extended.  During the term of the employment agreement, and for one year after termination, the employment agreement prohibits Mr. Kirby from competing with the Employer without the Employer’s prior written consent, subject to certain exclusions contained in the employment agreement.  The employment agreement also contains provisions related to the protection of the Employer’s confidential information.

Under the employment agreement, the initial base salary of Mr. Kirby will be $150,000, and he shall be eligible to receive a discretionary cash bonus as determined by the Employer’s board of directors in an amount of up to 50% of his previous year’s base salary.  Mr. Kirby is also entitled to medical coverage and participation in any plan relating to long-term equity incentives, life insurance, medical, dental welfare, or other retirement or employee benefits of the Employer applicable to executive employees or for employees generally, subject to eligibility rules of such plan.  Also under the employment agreement, Mr. Kirby is provided membership in a country club and one civic club.

The employment agreement may be terminated for death, disability, and with or without cause by the Employer or by Mr. Kirby at any time upon 60 days’ written notice to the board of directors of the Company or the Bank.  If the employment agreement is terminated upon Mr. Kirby’s death, Mr. Kirby’s estate will be entitled to receive the base compensation due to Mr. Kirby and bonus earned by him through the last day of the calendar month in which his death occurred.  If Mr. Kirby’s employment is terminated due to disability (as such term is defined in the employment agreement), he will be entitled to receive any the base compensation due him and bonus earned by him prior to the date of termination.  Mr. Kirby will also be entitled to receive any payments provided under any disability income plan of the Employer which is applicable to him.

If the Employer’s board of directors terminates Mr. Kirby’s employment without cause before a change in control (as such term is defined in the employment agreement), he will receive 100% of his then current monthly base salary for a period of 12 months and bonus earned by him prior to the date of termination.  If Mr. Kirby’s employment is terminated for cause by the Employer’s board of directors or if he terminates his employment other than for good reason as stated below, he will have no right to receive compensation or other benefits for any period after such termination.

Additionally, (i) if within a 90 day period beginning on the 30th day after the occurrence of a change in control or within a 90 day period beginning on the one year anniversary of the occurrence of a change in control, Mr. Kirby terminates the employment agreement for good reason (as such term is defined in the employment agreement) or (ii) if within 24 months after a change in control of the Employer,  his employment is terminated other than for cause, then the Employer is obligated to pay or cause to be paid to Mr. Kirby will receive 100% of his then current monthly base salary for a period of 18 months and bonus earned by him prior to the date of termination.  However, the Employer’s obligations to make such payments shall be limited to a period of twelve months following the termination of Mr. Kirby’s employment to the extent required to comply with the restrictions set forth in 12 CFR Part 359.4.

The Employer has the right under the employment agreement to reduce any such payments as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on Mr. Kirby or the disallowance of a deduction to the Employer.

In addition, on October 20, 2010, Mr. Kirby entered into an agreement with the Company amending the executive compensation programs that he participates in as a senior executive officer as required by the Company’s participation in the United States Department of Treasury’s Troubled Asset Relief Program – Capital Purchase Program. The specific amendments include: (1) adding a recovery or “clawback” provision to the Company’s incentive compensation programs requiring that he return any bonus or incentive compensation award based upon materially inaccurate financial statements or performance metrics; (2) amending the Company’s agreements with Mr. Kirby so that any future severance payments under such agreements that are deemed to be golden parachute payments (as such term is defined in the Treasury Regulations issued pursuant to the Capital Purchase Program) will not be made; (3) amending the Company’s agreements with Mr. Kirby so that he will not be entitled to receive any tax gross-up payment; and (4) amending the Company’s agreements so that, at any time he is the most highly compensated employee of the Company, Mr. Kirby will not be entitled any bonus, retention award, or incentive compensation, except for certain long term restricted stock payments. These amendments were effective October 20, 2010 and continue to remain in effect for so long as the United States Department of Treasury holds debt or equity securities issued by the Company under the Capital Purchase Program.

The above descriptions are summaries of Mr. Kirby’s employment agreement and letter amendment and are qualified by reference in their entirety to these agreements, which are attached hereto as Exhibits 10.1 and 10.2 respectively, and incorporated herein by reference.

In addition, on October 20, 2010, the Company and the Bank entered into amendments to the employment agreements of Charlie T. Lovering and Stephen P. Nivens to i) revise the cash bonus provision to comply with the regulatory guidance of the South Carolina Board of Financial Institutions regarding incentive compensation of Mr. Nivens’ agreement and (ii) update an outdated provision of Mr. Nivens’ and Mr. Lovering’s agreements to ensure documentary compliance with the final Treasury regulations under Section 409A of the Internal Revenue Code and IRS Notice 2010-6 issued pursuant thereto.

The above descriptions are summaries of the amendments to Mr. Nivens’ and Mr. Lovering’s employment agreements and are qualified by reference in their entirety to these amendments, which are attached hereto as Exhibits 10.3 and 10.4 respectively, and incorporated herein by reference.

Item 9.01(d)         Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Charles A. Kirby, Congaree Bancshares, Inc. and Congaree State Bank dated October 20, 2010.

10.2	Letter Amendment by and between Congaree Bancshares, Inc. and Charles A. Kirby, dated October 20, 2010.

10.3	Amendment to the Amended and Restated Employment Agreement of Stephen P. Nivens, dated October 20, 2010.

10.4	Amendment to the Amended and Restated Employment Agreement of Charlie T. Lovering, dated October 20, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

Dated: October 20, 2010	By:	/s/ E. Daniel Scott
	Name:	E. Daniel Scott
	Title:	Chairman of the Board

Exhibit List:

10.1	Employment Agreement by and between Charles A. Kirby, Congaree Bancshares, Inc. and Congaree State Bank dated October 20, 2010.

10.2	Letter Amendment by and between Congaree Bancshares, Inc. and Charles A. Kirby, dated October 20, 2010.

10.3	Amendment to the Amended and Restated Employment Agreement of Stephen P. Nivens, dated October 20, 2010.

10.4	Amendment to the Amended and Restated Employment Agreement of Charlie T. Lovering, dated October 20, 2010.